Exhibit 32
CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
          In connection with the quarterly report on Form 10-Q of the Federal Home Loan Bank of Topeka (the “Bank”) for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Andrew J. Jetter, as President and Chief Executive Officer of the Bank, and Mark E. Yardley, as Executive Vice President and Chief Financial Officer of the Bank, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Andrew J. Jetter Andrew J. Jetter	/s/ Mark E. Yardley Mark E. Yardley
President and Chief Executive Officer	Executive Vice President and
November 13, 2006	Chief Financial Officer
November 13, 2006
A signed original of this written statement required by Section 906 has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.